EXHIBIT 99.1

TRANSOCEAN LTD. SHAREHOLDERS APPROVE ACQUISITION OF SONGA OFFSHORE SE

Steinhausen, Switzerland – January 18, 2018 – Transocean Ltd. (NYSE: RIG) announced today that it concluded its extraordinary meeting of shareholders (“EGM”) approving all of the proposals related to the acquisition of Songa Offshore SE.

“We are extremely pleased that shareholders have overwhelmingly approved our acquisition of Songa Offshore,” said Jeremy Thigpen, President and CEO. “With this acquisition, we add to our industry leading backlog, providing more visibility to future earnings and cash flows. As importantly, we enhance our industry leading harsh environment fleet in the midst of a strengthening global harsh environment market.”

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 39 mobile offshore drilling units consisting of 26 ultra-deepwater floaters, seven harsh environment floaters, two deepwater floaters and four midwater floaters. In addition, Transocean has three ultra-deepwater drillships under construction or under contract to be constructed. The company also operates two high-specification jackups that were under drilling contracts when the rigs were sold, and the company continues to operate these jackups until completion or novation of the drilling contracts.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

Any statements in this release that are not historical facts may be forward-looking statements that involve certain risks, uncertainties and assumptions. All forward-looking statements included in this release are based on information available to the company as of the date of this communication and current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those anticipated. These risks and uncertainties include the final results of tabulating the votes cast at the EGM, as well as the other risks and uncertainties included in the company’s Definitive Proxy Statement with regard to the EGM, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 15, 2017, or in the company’s most recent Form 10‑K, Forms 10‑Q and other filings with the SEC. No forward-looking statements in this release should be relied upon as representing the company’s views or expectations as of any subsequent date, and the company does not undertake any obligation to revise or update any such forward-looking statement to reflect events or circumstances that may arise after the statement was made.

Additional Information

This communication does not constitute an offer to buy or exchange, or the solicitation of an offer to sell or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended, and any applicable European and Norwegian regulations. The transaction and distribution of this document may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

Analyst Contacts:

Bradley Alexander

+1 713‑232‑7515

Diane Vento

+1 713‑232‑8015

Media Contact:

Pam Easton

+1 713‑232‑7647